                           SCHEDULE 14C INFORMATION
            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:
/X/     Preliminary Information Statement
/ /     Confidential, for use of the Commission
        Only (as permitted by Rule 14c-5(d)(2))
/ /     Definitive Information Statement

                       PIMCO Funds: Multi-Manager Series
   -----------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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/X/     No fee required
/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
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         (2)  Aggregate number of securities to which transaction
         applies:
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         (3)  Per unit price or other underlying value of
         transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4)  Proposed maximum aggregate value of transaction:
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         (5)  Total fee paid:
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/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:


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                           PIMCO MID-CAP EQUITY FUND
                 A SERIES OF PIMCO FUNDS: MULTI-MANAGER SERIES

                                                                   July __, 2000
                             INFORMATION STATEMENT

                            I.  GENERAL INFORMATION

     This Information Statement, which is first being mailed on or about July __, 2000, is distributed in connection with the following actions expected to be taken by written consent of the Majority Shareholder (as defined below) of PIMCO Mid-Cap Equity Fund (the "Fund"), a series of PIMCO Funds: Multi-Manager Series (the "Trust"), to change the Fund's investment objective and to make the objective non-fundamental (the "Proposal").

     It is expected that the Majority Shareholder will execute a written consent taking these actions on or about ________. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Trustees of the Trust set June 30, 2000 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this Information Statement. On the Record Date, PIMCO Advisors L.P. ("PIMCO Advisors" and also the "Majority Shareholder") owned of record or beneficially _____ of the outstanding shares of the Fund. PIMCO Advisors is also the Fund's investment adviser, and is sometimes referred to herein as the "Adviser" in this capacity.

     The Fund currently has two classes of shares outstanding, the Institutional Class and the Administrative Class. On the Record Date, __________ Institutional Class shares and ______ Administrative Class shares of the Fund
were outstanding.   As of the Record Date, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than one percent of each class of shares of the Fund and the Trust as a whole.

     The following table sets forth information concerning the Majority Shareholder and other persons who owned of record or beneficially more than 5% of the noted class of shares of the Fund on the Record Date.

                                                PERCENTAGE OF
                                                 OUTSTANDING
                                                  SHARES OF
                                       SHARES       CLASS
                                       OWNED        OWNED
                                       -----        -----
INSTITUTIONAL CLASS
-------------------

PIMCO Advisors L.P.*                   _____      _________
800 Newport Center Drive, 6th Floor
Attn: Jesse Jue
Newport Beach, California 92660

[Additional information to come]       _____      _________

ADMINISTRATIVE CLASS
--------------------

[additional information to come]       _____      _________

________________
* Entity owned 25% or more of the outstanding shares of beneficial interest of the Fund, and therefore may be presumed to "control" the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

**   Shares are believed to be held only as nominee.

     The Proposal was approved by the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Fund or the Adviser (the "Independent Trustees"), at an in-person meeting held on June 9, 2000.

     The Proposal must also be approved by the Fund's shareholders. This will require the consent of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholder has indicated that, as permitted by the Trust's By-laws, it intends to execute a written consent to be effective on or about ________, 2000 which would by itself constitute the necessary shareholder approval of the Proposal in accordance with the 1940 Act. It is expected that the Proposal will be implemented effective around or about August 1, 2000. NO ACTION IS REQUIRED TO BE TAKEN BY YOU AS A SHAREHOLDER OF THE FUND; THIS INFORMATION STATEMENT IS FURNISHED TO YOU SOLELY FOR YOUR INFORMATION AS REQUIRED BY RELEVANT FEDERAL SECURITIES LAWS.

     At their June 9, 2000 meeting, the Trustees also granted approval for the Fund to change its name to "PIMCO Growth & Income Fund" effective on or about August 1, 2000.

     FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN TRUST'S ANNUAL REPORT (RELATING TO INSTITUTIONAL CLASS AND ADMINISTRATIVE CLASS SHARES) FOR THE FISCAL YEAR ENDED

JUNE 30, 1999, AND SEMI-ANNUAL REPORT (RELATING TO INSTITUTIONAL CLASS AND ADMINISTRATIVE CLASS SHARES) FOR THE FISCAL PERIOD ENDED DECEMBER 31, 1999, EACH OF WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO PIMCO FUNDS: MULTI-MANAGER SERIES, 840 NEWPORT CENTER DRIVE, SUITE 300, NEWPORT BEACH, CALIFORNIA 92660, OR BY TELEPHONING

1-800-927-4645.

                                 II.  PROPOSAL

       TO CHANGE THE FUND'S INVESTMENT OBJECTIVE AND MAKE THE OBJECTIVE
                               NON-FUNDAMENTAL.

     At the recommendation of the Adviser, the Trustees have approved (i) a change to the Fund's investment objective as described below and (ii) making the investment objective non-fundamental so that it may be changed in the future without shareholder approval.

     Under its current investment objective, the Fund "seeks long-term growth of capital." The Adviser has recommended that the Fund change its investment objective such that it "seeks long-term growth of capital; current income is a secondary objective."

     The change to the Fund's investment objective is proposed in connection with changes to the investment strategies used by the Adviser for the Fund.
The Fund's portfolio is currently divided into two segments of approximately equal size: a "growth" segment and a "value" segment. Effective August 1, 2000, the Fund's strategies will change so that up to 75% of the Fund's portfolio will be invested using the strategies of the Fund's current "growth" segment. In addition, at least 25% of the Fund's assets will be invested in securities selected for their income potential, such as dividend-paying common stocks, preferred stocks, corporate bonds, convertible securities and REITS. In addition, under the Fund's new strategies, the Fund will no longer invest a portion of its portfolio using a "value" style.

     The Adviser believes that the new investment objective is appropriate for the Fund because it will permit the Adviser to place more emphasis on a security's growth prospects and/or income potential. The Adviser believes that by focusing on growth prospects and income potential rather than "value investing," it will be able to select stocks that provide a higher return to the Fund in addition to selecting other securities that provide current income to the Fund. However, this change of focus may also cause the Fund to have a lower return to the extent it does not select securities using a "value" style and such "value" securities would otherwise provide a return to the Fund that is higher than "growth" or "income" securities.

     The Fund's current investment objective is fundamental, which means that it may not be changed without shareholder approval. In addition to the change proposed above, the Adviser also recommends that the Fund's investment objective be made non-fundamental, which would permit the Trustees to change the objective in the future without obtaining shareholder approval. The Adviser believes that this would provide the Fund with enhanced investment management flexibility to change its investment objective in response to market, industry or regulatory changes without the delay and costs associated with obtaining shareholder approval. The Fund has no current intention to further change its investment objective, but, if this matter is approved, the Trustees could thereafter change the objective at any time. Shareholders will therefore no longer be able to vote on future changes to the Fund's investment objective except to extent the Trustees decide to submit a proposed change to a shareholder vote. Any such change would be disclosed in the Fund's prospectus, as supplemented from time to time.

     TRUSTEES' CONSIDERATIONS. Based on the Adviser's recommendations, the Trustees unanimously recommend changing the Fund's investment objective and making the objective non-fundamental.

     In approving the proposals, the Trustees considered that the proposed investment objective will represent less of a limitation on the Adviser's selecting income securities on behalf of the Fund. The Trustees also considered that the Adviser will be permitted to invest a larger percentage of the Fund's assets in growth securities. The Trustees also considered the enhanced flexibility associated with making the Fund's investment objective non-fundamental, thereby permitting the Fund to change the objective in response to market and other developments without the delay and costs associated with obtaining shareholder approval. They noted that the Trustees would still have to approve any future change to the Fund's investment objective after considering the best interests of shareholders.

INFORMATION ABOUT PIMCO ADVISORS

     PIMCO Advisors, the Fund's investment adviser, is a Delaware limited partnership organized in 1987. The Adviser provides investment management and advisory services to private accounts and institutional and individual clients and to mutual funds. Total assets under management by the Adviser and its subsidiary partnerships as of March 31, 2000 were approximately $264 billion. PIMCO Advisors' address is 800 Newport Center Drive, Newport Beach, California 92660.

     On May 5, 2000 the general partners of PIMCO Advisors closed the transactions contemplated by the Implementation and Merger Agreement dated as of October 31, 1999 ("Implementation Agreement"), as amended March 3, 2000, with Allianz of America, Inc., Pacific Asset Management LLC, PIMCO Partners, LLC, PIMCO Holding LLC, PIMCO Partners, G.P., and other parties to the Implementation Agreement. As a result of completing these transactions, PIMCO Advisors is now a majority-owned indirect subsidiary of Allianz AG, with subsidiaries of Pacific Life Insurance Company retaining a significant minority interest. Allianz AG is a German based insurer. Pacific Life Insurance Company is a Newport Beach, California based insurer.

     PIMCO Advisors also serves as the Fund's administrator.

PRINCIPAL UNDERWRITER

     PIMCO Funds Distributors LLC, whose address is 2187 Atlantic Street, Stamford, Connecticut 06902, is the Fund's principal underwriter. PIMCO Funds Distributors LLC is a wholly owned subsidiary of PIMCO Advisors.

                            III.  OTHER INFORMATION

     The Trust is a diversified, open-end management investment company organized in 1990 as a business trust under the laws of Massachusetts. The Trust is a series type company with twenty-eight investment portfolios that are operational and whose shares are offered for sale. The address of the Trust is 840 Newport Center Drive, Suite 300, Newport Beach, California 92660.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.